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Exhibit 23.2

Independent Auditors' Consent

The Board of Directors
1st Colonial Bancorp, Inc.:

        We consent to the use of our report, dated February 19, 2003 on the financial statements for 1st Colonial Bancorp, Inc. and subsidiary for the year ended December 31, 2002, incorporated by reference herein.

/s/ KPMG LLP
Philadelphia, Pennsylvania December 22, 2003

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  Exhibit 23.2
Independent Auditors' Consent